Exhibit 99.1
News Release

Contact:	Linsey Wisniewski Corporate Communications 667-218-7700 Tim Flottemesch Investor Relations 833-447-2783
CONSTELLATION REPORTS THIRD QUARTER 2026 RESULTS
Earnings Release Highlights
•GAAP Net Income of $5.19 per share and Adjusted (non-GAAP) Operating Earnings of $5.06 per share for the third quarter of 2026
•Raising midpoint and narrowing full-year Adjusted (non-GAAP) Operating Earnings guidance range to $12.50 - $12.80 per share
•Agreed to Acquire Rhode Island State Energy Center
•Entered into long-term agreement supporting Calvert Cliffs Clean Energy Center investment and expansion
•Entered into long-term collaboration with Google supporting new nuclear capacity
•Signed a new 20-year, 270-megawatt agreement for energy, capacity, and nuclear attributes through our Peak+, an integrated customer solution that combines new capacity to support peak demand growth with energy products tailored to customer needs
•Signed a conditional DOE loan commitment for up to $5 billion supporting nuclear uprates
Baltimore (Nov 9, 2026) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the third quarter of 2026.
“This past quarter Constellation announced agreements that are helping meet one of the nation’s greatest challenges – powering a growing economy while protecting existing customers. These agreements add more than 1,000 megawatts of new, emissions-free generation to the grid and help ensure the continued operations of existing clean power for generations to come. The new megawatts, which are the equivalent of a new large-scale nuclear plant, are coming online with no costs being borne by existing customers,” said Joe Dominguez, chairman, president and chief executive officer of Constellation. “We’re building on that progress with Peak+, an integrated solution that brings together new capacity, including new generation and demand response, with energy products to help large customers meet their evolving needs. Our approach proves we can power the growing digital economy while strengthening our electric grid – all with private investment.”
1

“Third quarter adjusted operating earnings were $5.06 per share, compared with $3.04 a year ago. This strong performance allowed us to raise the midpoint of our adjusted operating earnings guidance range for the second time this year,” said Shane Smith, executive vice president and chief financial officer of Constellation. “Our disciplined capital allocation strategy, including accretive organic growth through nuclear uprates, the acquisition of Rhode Island State Energy Center and our continued aggressive pace of share repurchases, positions us to deliver sustained earnings growth.”
Third Quarter 2026
Our GAAP Net Income for the third quarter of 2026 increased to $5.19 per share from $2.97 per share in the third quarter of 2025. Adjusted (non-GAAP) Operating Earnings for the third quarter of 2026 increased to $5.06 per share from $3.04 per share in the third quarter of 2025. For the reconciliations of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings, refer to the GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation section below.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2026 primarily reflects:
•Favorable market and portfolio conditions and addition of Calpine, partially offset by unfavorable interest and nuclear PTC portfolio
Recent Developments and Third Quarter Highlights
•Agreement to Acquire Rhode Island State Energy Center: We entered into an agreement to acquire all of the equity interests in RISEC Holdings, LLC, the owner of the Rhode Island State Energy Center, from Shell Energy North America (US), L.P. for $715 million, subject to customary purchase price adjustments. The Rhode Island State Energy Center is a natural gas-fired combined-cycle electric generation facility with a generating capacity of 609 megawatts (MW). The facility sells electricity and capacity into the competitive ISO New England wholesale power market and is expected to become part of our merchant generation portfolio. Completion of the transaction is subject to receipt of required regulatory approvals and other customary closing conditions.
•Long-Term Agreement with Amazon Supporting Calvert Cliffs Clean Energy Center Investment and Expansion: In September 2026, we announced a 20-year, 690 MW PPA with Amazon and a related retail supply agreement supporting Amazon's operations in PJM. The agreement will enable more than $3 billion in infrastructure investment in our Calvert Cliffs Clean Energy Center, including facility improvements and a 190 MW capacity expansion expected to come online between 2030 and 2032, while supporting the facility's continued operation and future relicensing.
•Long-Term Collaboration with Google Supporting New Nuclear Capacity in the PJM Grid: In October 2026, we announced a 20-year PPA with Google that will enable more than $4.3 billion in investment across 11 of our nuclear units in Illinois, Pennsylvania, and New Jersey to add approximately 890 MW of incremental generation capacity to the PJM grid, with the first uprate expected in 2028. We also entered into a 15-year financial energy load following agreement with Google for 2,700 MW in PJM.
2

•Conditional DOE Loan Commitment Supporting Nuclear Uprates: In October 2026, we signed a conditional loan commitment with the DOE Office of Energy Dominance Financing. Subject to the execution of a loan agreement, the DOE would issue a guarantee for up to $5.0 billion for an unsecured loan from the Federal Financing Bank to support uprates at various nuclear facilities. The loan would have a 30-year term. Interest rates would be fixed upon each advance at a spread of 0.375% above U.S. Treasuries of comparable maturity.
•Peak+ Agreement: We have signed a 20-year agreement for 270 MW of unit-contingent energy, capacity, and attributes from our existing nuclear fleet set to begin in 2028. This is our first Peak+ transaction, an integrated solution that brings together new capacity, including new generation and demand response, with energy products to help large customers meet their evolving needs.
•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem and South Texas Project (STP) Generating Stations, produced 46,677 gigawatt-hours (GWhs) in the third quarter of 2026, compared with 46,477 GWhs in the third quarter of 2025. Excluding Salem and STP, our nuclear plants at ownership achieved a 97.2% capacity factor for the third quarter of 2026, compared with 96.8% for the third quarter of 2025. There were 20 planned refueling outage days in the third quarter of 2026 and 23 in the third quarter of 2025 for sites we operate. There were six non-refueling outage days in the third quarter of 2026 and five in the third quarter of 2025 for sites we operate.
•Natural Gas, Oil, and Renewables Operations: As a result of our expanded fleet following the acquisition of Calpine in January 2026, we now consider Equivalent Forced Outage Factor (EFOF) to be a key operational metric beginning in 2026. EFOF represents the percentage for which a generating unit is not available due to forced outages and forced deratings in a given period. The EFOF of our natural gas, oil, and pumped-storage hydro fleet for the third quarter of 2026 is 5.9%. Renewable energy capture for our wind, solar and run-of-river hydro fleet was 96.4% in the third quarter of 2026, compared with 96.8% in the third quarter of 2025.
3

GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
The table below provides a reconciliation of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Unless otherwise noted, the income tax impact of each reconciling adjustment between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part, which may result in an effective tax rate that differs from the marginal rate. The marginal statutory income tax rate was 25.4% and 25.6% for the three months ended September 30, 2026 and 2025, respectively. The following table provides a reconciliation between GAAP Net Income (Loss) Attributable to Common Shareholders and Adjusted (non-GAAP) Operating Earnings for the three months ended September 30, 2026 compared to the same period in 2025.

	Three Months Ended September 30,
	2026		2025
(In millions, except per share data)		Earnings Per Share(a)		Earnings Per Share(a)
GAAP Net Income (Loss) Attributable to Common Shareholders	$1,835	$5.19	$930	$2.97
Unrealized (Gain) Loss on Fair Value Adjustments (net of taxes of $44 and $32, respectively)(b)	(127)	(0.36)	94	0.30
Decommissioning-Related Activities (net of taxes of $23 and $187, respectively)(c)	56	0.16	(117)	(0.37)
Amortization of Acquired Commodity Contracts (net of taxes of $13 and $—, respectively)(d)	39	0.11	—	—
Calpine Merger and Integration Costs (net of taxes of $30 and $10, respectively)(e)	73	0.20	28	0.09
Plant Retirements and Divestitures (net of taxes of $3 and $2, respectively)	(9)	(0.03)	(5)	(0.02)
Pension & OPEB Non-Service (Credits) Costs (net of taxes of $8 and $3, respectively)	25	0.07	9	0.03
Change in Legal and Environmental Liabilities (net of taxes of $3 and $—, respectively)	9	0.02	1	—
Income Tax-Related Adjustments(f)	(108)	(0.30)	13	0.04
Noncontrolling Interests(g)	(1)	—	(1)	—
Adjusted (non-GAAP) Operating Earnings	$1,792	$5.06	$952	$3.04
_______
(a)Amounts may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 354 million and 313 million for the three months ended September 30, 2026 and 2025, respectively.
(b)Includes unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Reflects all gains and losses associated with NDTs, ARO accretion, ARC depreciation, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units. The tax effects of Regulatory Agreement Units result in a 100% effective tax rate under contractual offset accounting. Additionally, the tax effects of NDT investment returns result in different effective tax rates depending on whether the underlying funds are held within qualified or non-qualified trusts.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts recorded at fair value associated with the Calpine acquisition.
(e)Reflects costs associated with the completion of the Calpine merger and subsequent integration of its operations. Certain of these transaction-related expenses are not tax deductible.
(f)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(g)Represents elimination of the noncontrolling interest portion of certain adjustments included above.
4

Webcast Information
We will discuss third quarter 2026 earnings in a conference call scheduled for today at 9:00 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
Constellation Energy Corporation (Nasdaq: CEG), a Fortune 200 company headquartered in Baltimore, is the largest private-sector power producer in the world and the nation’s largest producer of clean and reliable energy. With 55 gigawatts of capacity from nuclear, natural gas, oil, geothermal, hydro, wind and solar facilities, our fleet has the generating capacity to power the equivalent of 27 million homes, providing about 10% of the nation’s clean energy and delivering the around-the-clock reliability needed to power America’s growing economy. We are also the largest nuclear energy company in the U.S. and a leading competitive retail supplier, serving approximately 2.5 million customer accounts nationwide, including 80% of the Fortune 100. We are committed to investing in innovation and new technologies to drive the transition to a reliable, sustainable and secure energy future. Follow Constellation on LinkedIn and X.
Non-GAAP Financial Measures
We utilize Adjusted (non-GAAP) Operating Earnings (and/or its per share equivalent) in our internal analysis, and in communications with investors and analysts, as a consistent measure for comparing our financial performance and discussing the factors and trends affecting our business. The presentation of Adjusted (non-GAAP) Operating Earnings is intended to complement and should not be considered an alternative to, nor more useful than, the presentation of GAAP Net Income (Loss).
The tables above provide a reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings. Adjusted (non-GAAP) Operating Earnings is not a standardized financial measure and may not be comparable to other companies’ presentations of similarly titled measures.
Due to the forward-looking nature of our Adjusted (non-GAAP) Operating Earnings guidance, we are unable to reconcile this non-GAAP financial measure to GAAP Net Income (Loss) given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the acquisition of Calpine Corporation, the pro forma combined company and its operations, strategies and plans, enhancements to investment-grade credit profile, synergies, opportunities and anticipated future performance and capital structure, and expected accretion to earnings per share and free cash flow. Information adjusted for the acquisition should not be considered a forecast of future results.
5

Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (the Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2025 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18 — Commitments and Contingencies; (2) the Registrants' Third Quarter 2026 Quarterly Report on Form 10-Q (to be filed on November 9, 2026) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 15 — Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
6

Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

	Three Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Operating revenues	$9,550	$28,176
Operating expenses
Purchased power and fuel	4,400	14,775
Operating and maintenance	1,991	6,024
Depreciation and amortization	454	1,340
Taxes other than income taxes	225	661
Total operating expenses	7,070	22,800
Gain (loss) on sales of assets	12	28
Operating income (loss)	2,492	5,404
Other income and (deductions)
Interest expense, net	(217)	(753)
Other, net	(44)	605
Total other income and (deductions)	(261)	(148)
Income (loss) before income taxes	2,231	5,256
Income tax (benefit) expense	405	1,333
Equity in income (losses) of unconsolidated affiliates	9	23
Net income (loss)	1,835	3,946
Net income (loss) attributable to noncontrolling interests	—	8
Net income (loss) attributable to common shareholders	$1,835	$3,938

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Operating revenues	$6,570	$19,459
Operating expenses
Purchased power and fuel	3,567	11,083
Operating and maintenance	1,511	4,673
Depreciation and amortization	241	743
Taxes other than income taxes	165	472
Total operating expenses	5,484	16,971
Operating income (loss)	1,086	2,488
Other income and (deductions)
Interest expense, net	(134)	(398)
Other, net	443	729
Total other income and (deductions)	309	331
Income (loss) before income taxes	1,395	2,819
Income tax (benefit) expense	466	928
Net income (loss)	929	1,891
Net income (loss) attributable to noncontrolling interests	(1)	4
Net income (loss) attributable to common shareholders	$930	$1,887

Change in Net income (loss) attributable to common shareholders from 2025 to 2026	$905	$2,051

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$603	$3,641
Restricted cash and cash equivalents	406	107
Accounts receivable, net	4,537	4,266
Derivative assets	2,187	945
Inventories, net	3,386	1,736
Renewable energy credits	968	789
Assets held for sale	5,661	126
Other	1,171	509
Total current assets	18,919	12,119
Property, plant, and equipment, net	41,738	22,474
Deferred debits and other assets
Nuclear decommissioning trust funds	20,382	19,336
Goodwill	11,499	420
Derivative assets	2,073	450
Other	4,574	2,450
Total deferred debits and other assets	38,528	22,656
Total assets	$99,185	$57,249

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$3,989	$1,650
Long-term debt due within one year	359	92
Accounts payable and accrued expenses	4,900	4,294
Derivative liabilities	970	467
Renewable energy credit obligation	1,021	1,075
Other	1,493	366
Total current liabilities	12,732	7,944
Long-term debt	19,039	7,250
Deferred credits and other liabilities
Deferred income taxes and unamortized ITCs	8,854	3,544
Asset retirement obligations	12,887	13,193
Pension and non-pension postretirement benefit obligations	1,838	1,977
Payable related to Regulatory Agreement Units	5,826	5,334
Derivative liabilities	723	414
Other	4,247	2,740
Total deferred credits and other liabilities	34,375	27,202
Total liabilities	66,146	42,396
Commitments and contingencies
Shareholders’ equity
Common stock	25,702	11,043
Retained earnings (deficit)	9,376	5,899
Accumulated other comprehensive income (loss), net	(2,366)	(2,425)
Total shareholders’ equity	32,712	14,517
Noncontrolling interests	327	336
Total equity	33,039	14,853
Total liabilities and shareholders’ equity	$99,185	$57,249

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$3,946	$1,891
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities
Depreciation, amortization, and accretion, including nuclear fuel and contract amortization	2,898	1,945
Deferred income taxes and amortization of ITCs	932	248
Net fair value changes related to derivatives	(776)	328
Net realized and unrealized (gains) losses on NDT funds	(384)	(588)
Net realized and unrealized (gains) losses on equity investments	32	256
Other non-cash operating activities	(93)	(74)
Changes in assets and liabilities:
Accounts receivable	462	(184)
Inventories	(181)	(62)
Accounts payable and accrued expenses	(1,099)	(25)
Option premiums received (paid), net	(36)	49
Collateral received (posted), net	25	(192)
Income taxes	177	423
Pension and non-pension postretirement benefit contributions	(225)	(193)
Other assets and liabilities	(699)	(390)
Net cash flows provided by (used in) operating activities	4,979	3,432
Cash flows from investing activities
Capital expenditures	(3,461)	(1,963)
Proceeds from NDT fund sales	6,423	5,525
Investment in NDT funds	(6,688)	(5,773)
Acquisition of Calpine, net of cash and restricted cash acquired	(2,537)	—
Other investing activities	199	(10)
Net cash flows provided by (used in) investing activities	(6,064)	(2,221)
Cash flows from financing activities
Change in short-term borrowings	2,092	—
Proceeds from short-term borrowings with maturities greater than 90 days	4,500	1,650
Repayments of short-term borrowings with maturities greater than 90 days	(4,250)	—
Issuance of long-term debt	5,001	—
Retirement of long-term debt	(5,460)	(1,036)
Dividends paid on common stock	(459)	(365)
Repurchases of common stock	(3,001)	(400)
Other financing activities	(77)	(98)
Net cash flows provided by (used in) financing activities	(1,654)	(249)
Increase (decrease) in cash, restricted cash, and cash equivalents	(2,739)	962
Cash, restricted cash, and cash equivalents at beginning of period	3,748	3,129
Cash, restricted cash, and cash equivalents at end of period	$1,009	$4,091

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$9,550	$413	(b),(c),(d)	$6,570	$140	(b),(c)
Operating expenses
Purchased power and fuel	4,400	474	(b),(d)	3,567	2	(b)
Operating and maintenance	1,991	(162)	(c),(e),(i)	1,511	(100)	(c),(e),(h),(i)
Depreciation and amortization	454	(17)	(c),(e)	241	(23)	(c)
Taxes other than income taxes	225	—		165	—
Total operating expenses	7,070			5,484
Gain (loss) on sales of assets	12	(12)	(h)	—	—
Operating income (loss)	2,492			1,086
Other income and (deductions)
Interest expense, net	(217)	(67)	(b)	(134)	6	(b)
Other, net	(44)	56	(b),(c),(f)	443	(400)	(b),(c),(f)
Total other income and (deductions)	(261)			309
Income (loss) before income taxes	2,231			1,395
Income tax (benefit) expense	405	138	(b),(c),(d),(e),(f),(g),(h),(i)	466	(156)	(b),(c),(e),(f),(g),(h)
Equity in income (losses) of unconsolidated affiliates	9	—		—	—
Net income (loss)	1,835			929
Net income (loss) attributable to noncontrolling interests	—	—		(1)	1	(j)
Net income (loss) attributable to common shareholders	$1,835			$930
Effective tax rate	18.2%			33.4%
Earnings per average common share
Basic	$5.19			$2.98
Diluted	$5.19			$2.97
Average common shares outstanding
Basic	354			313
Diluted	354			313
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation (ARO) accretion, Asset Retirement Cost (ARC) Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts at fair value associated with the Calpine acquisition.
(e)Adjustment for costs associated with the completion of the Calpine merger and subsequent integration of its operations.
(f)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service credits.
(g)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(h)Adjustments related to plant retirements and divestitures.
(i)Adjustment for changes in legal and environmental liabilities.
(j)Adjustment for elimination of the noncontrolling interest related to certain adjustments.

Constellation Energy Corporation
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$28,176	$(173)	(b),(c),(d)	$19,459	$339	(b),(c)
Operating expenses
Purchased power and fuel	14,775	58	(b),(d)	11,083	(5)	(b)
Operating and maintenance	6,024	(308)	(c),(e),(h),(i)	4,673	(254)	(c),(e),(h),(i)
Depreciation and amortization	1,340	(50)	(c),(e)	743	(92)	(c),(h)
Taxes other than income taxes	661	(5)	(e)	472	—
Total operating expenses	22,800			16,971
Gain (loss) on sales of assets	28	(13)	(h)	—	—
Operating income (loss)	5,404			2,488
Other income and (deductions)
Interest expense, net	(753)	(34)	(b),(e)	(398)	38	(b)
Other, net	605	(524)	(b),(c),(f)	729	(631)	(b),(c),(f)
Total other income and (deductions)	(148)			331
Income (loss) before income taxes	5,256			2,819
Income tax (benefit) expense	1,333	(189)	(b),(c),(d),(e),(f),(g),(h),(i)	928	(244)	(b),(c),(e),(f),(g),(h),(i)
Equity in income (losses) of unconsolidated affiliates	23	—		—	—
Net income (loss)	3,946			1,891
Net income (loss) attributable to noncontrolling interests	8	4	(j)	4	4	(j)
Net income (loss) attributable to common shareholders	$3,938			$1,887
Effective tax rate	25.4%			32.9%
Earnings per average common share
Basic	$11.06			$6.02
Diluted	$11.06			$6.02
Average common shares outstanding
Basic	356			313
Diluted	356			314
__________
(a)Results reported in accordance with GAAP.
(b)Adjustment for unrealized gains and losses on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARC Depreciation, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)In 2026, reflects the non-cash impacts of the amortization of certain commodity contracts at fair value associated with the Calpine acquisition.
(e)Adjustment for costs associated with the completion of the Calpine merger and subsequent integration of its operations.
(f)Adjustment for Pension and OPEB Non-Service credits.
(g)Adjustment to deferred income taxes due to changes in forecasted apportionment.
(h)Adjustments related to plant retirements and divestitures.
(i)Adjustment for changes in legal and environmental liabilities.
(j)Adjustment for elimination of the noncontrolling interest related to certain adjustments.

Statistics

	Three Months Ended September 30,		Nine Months Ended September 30,
(GWhs)	2026	2025	2026	2025
Nuclear Generation(a)
Mid-Atlantic	13,659	13,665	39,661	39,105
Midwest	24,333	23,644	70,420	71,000
New York	6,177	6,671	18,528	19,585
ERCOT	2,508	2,497	6,896	7,541
Total Nuclear Generation	46,677	46,477	135,505	137,231

Natural Gas, Oil, and Renewables(a)
Mid-Atlantic	377	242	1,728	1,683
Midwest	156	141	773	785
ERCOT	4,626	4,325	11,106	10,615
Other Power Regions	1,436	1,466	4,287	4,556
Calpine	38,387	—	89,797	—
Total Natural Gas, Oil, and Renewables	44,982	6,174	107,691	17,639

Purchased Power
Mid-Atlantic	4,953	5,416	12,110	13,960
Midwest	326	403	1,137	1,366
ERCOT	673	714	1,999	2,209
Other Power Regions	9,173	11,451	26,669	32,295
Calpine	1,890	—	6,707	—
Total Purchased Power	17,015	17,984	48,622	49,830

Total Supply/Sales by Region
Mid-Atlantic	18,989	19,323	53,499	54,748
Midwest	24,815	24,188	72,330	73,151
New York	6,177	6,671	18,528	19,585
ERCOT	7,807	7,536	20,001	20,365
Other Power Regions	10,609	12,917	30,956	36,851
Calpine	40,277	—	96,504	—
Total Supply/Sales by Region	108,674	70,635	291,818	204,700

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Outage Days(b)
Refueling	20	23	205	152
Non-refueling	6	5	26	27
Total Outage Days	26	28	231	179
__________
(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants.
(b)Outage days exclude Salem and STP.

Electricity Reference Prices(a)	Three Months Ended September 30,		Nine Months Ended September 30,
ISO/RTO	2026	2025	2026	2025
PJM - PJM West	$69.97	$46.77	$72.84	$47.63
PJM - ComEd	51.44	42.72	43.82	36.37
NYISO - Central	51.07	49.51	67.94	54.07
ERCOT - North	34.41	35.05	34.88	33.06
ERCOT - Houston	36.05	35.90	35.74	34.86
ISO-NE - Southeast Massachusetts	54.05	50.43	73.68	65.16
CAISO - NP15	43.18	41.35	29.82	36.31

Capacity Reference Prices	Three Months Ended September 30,		Nine Months Ended September 30,
ISO/RTO	2026	2025	2026	2025
PJM - Eastern Mid-Atlantic Area Council	$329.17	$269.92	$296.25	$149.74
PJM - ComEd	329.17	269.92	296.25	136.03
NYISO - Rest of State	162.67	193.33	156.89	137.52
ISO-NE - Rest of Pool(b)	86.24	84.37	85.20	83.37

ZEC Reference Prices(a)	Three Months Ended September 30,		Nine Months Ended September 30,
State (Segment)	2026	2025	2026	2025
New Jersey (Mid-Atlantic)(c)(d)	$—	$—	$—	$10.00
Illinois (Midwest)	1.02	1.17	1.10	5.73
New York (New York)(c)	14.76	14.76	14.76	15.93

Natural Gas Prices(a)	Three Months Ended September 30,		Nine Months Ended September 30,
Location	2026	2025	2026	2025
Henry Hub	$2.87	$3.03	$3.56	$3.48
Transco Zone 6(e)	1.85	2.23	4.46	3.55
Houston Ship Channel(f)	2.46	2.69	2.72	2.96
PG&E Citygate(g)	3.09	3.47	2.24	3.33
Algonquin Citygate(h)	2.24	2.96	6.19	5.85
__________
(a)Reference prices may not necessarily reflect prices we ultimately realized.
(b)We did not have significant activity at this zone for the three months ended September 30, 2025.
(c)The NY and NJ state-sponsored programs providing compensation for the emissions-free attributes of generation from certain of our nuclear units include contractual provisions that require us to refund that compensation up to the amount of the nuclear PTC received.
(d)The New Jersey ZEC program concluded in May 2025.
(e)Transcontinental Gas pipeline located in Mid-Atlantic region.
(f)Houston-area pipeline and industrial network located in ERCOT region.
(g)Pacific Gas & Electric Company virtual trading point located in West region.
(h)Algonquin Gas Transmission physical delivery point located in New England region.
7